                                                                EX-99.B1



                       RESTATED ARTICLES OF INCORPORATION


                                       OF

                          OVERLAND EXPRESS FUNDS, INC.



                            Dated November 22, 1995


                                       I.


            WHEREAS, the Board of Directors of OVERLAND EXPRESS FUNDS, INC. (the "Corporation") desires to restate the Corporation's Articles of Incorporation as currently in effect (sometimes referred to herein as the "Charter"); and



            WHEREAS, the provisions set forth in the articles of restatement are all of the provisions of the Corporation's Charter currently in effect; and



            WHEREAS, a majority of the Corporation's entire Board of Directors approved the restatement of the Charter at a meeting held on October 10, 1995, and authorized the filing of the restated charter.


            NOW THEREFORE, the undersigned hereby certifies that the following comprises the Corporation's Restated Articles of Incorporation:

                                   ARTICLE I

                                  Incorporator

      Leslie Lowenbraun, as incorporator, whose post office address was 125 Road Street, New York, New York 10004, being at least 18 years of age, formed the Corporation on April 25, 1987 under and by virtue of the general laws of the State of Maryland, and such Articles of Incorporation were filed with the Maryland Department of Assessments and Taxation on April 25, 1987.

                                   ARTICLE II

                                      Name

      The name of the Corporation is Overland Express Funds, Inc.

                                  ARTICLE III

                               Corporate Purposes

      The purposes for which the Corporation is formed are:

                  To engage in the business of an investment company and in
            connection therewith, to hold, invest, and reinvest its funds, including holding part or all of its funds in cash, purchasing or otherwise acquiring, holding, selling, assigning, negotiating, lending, transferring, exchanging or otherwise disposing of securities (as defined below); to exercise any and all rights, powers and privileges of ownership or interest in respect thereof: and to preserve, protect, improve and enhance the value of the funds and securities: held by it.

                  To issue and sell shares of any class of its own capital
            stock whether for cash at not less than the par value thereof or for such other consideration as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of Maryland; provided, however, the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the sale of shares of any class (including treasury shares) shall not be less than the net asset value (determined as provided in Article V, Section 7 hereof) per share of that class outstanding at the time (determined by the Board of Directors) as of which the computation of such net asset value shall be made.

                  To purchase, acquire, hold, dispose of, resell, transfer,
            reissue, retire or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation.

                  To carry out the foregoing purposes as principal or agent, alone or with associates and, to the extent now or hereafter permitted by the laws of the State of Maryland, as a member or owner or holder of securities of any firm, association, corporation, trust or syndicate, and in that connection to make or enter into contracts with persons, firms, associations, corporations, syndicates, governments or subdivisions thereof, to do acts and to exercise powers to the same extent that a natural person could lawfully make, enter into, do or exercise the same.

     To do any other acts and to exercise any other powers that may be incidental, relative or conducive to, or necessary, appropriate or desirable for, the accomplishment, carrying out or attainment of all or any of the foregoing purposes.



      The enumeration of certain powers is not intended to be exclusive of or a waiver of any of the powers, rights or privileges conferred on corporations by the laws of the State of Maryland as now or hereinafter in effect, and the Corporation shall be authorized to exercise and enjoy all powers conferred upon corporations by the laws of the State of Maryland as in force from time to time, but the Corporation shall not carry on any business or exercise any powers in the State of Maryland or any other jurisdiction that under the laws thereof it could not lawfully carry on or exercise.

      The foregoing provisions shall be construed as powers as well as purposes of the Corporation, and the matters expressed in each provision shall, except as otherwise expressly provided, not be limited by reference to or inference from the terms of any other provision but shall be regarded as independent purposes and powers, and the use of the term "including" in any of the foregoing provisions shall not be construed to limit the generality of the words preceding that term.

      For purposes of these Articles of Incorporation, the term "securities" shall be deemed to include, without limitation, stocks, shares, bonds, debentures, bills, notes, evidences of interest, evidences of indebtedness, warrants, certificates of deposit, bank time deposits, bankers' acceptances, repurchase and reverse repurchase agreements, stand- by commitments, and other securities, irrespective of their form, the name by which they are described or the character or form of the entities by which they are issued or created.

                                   ARTICLE IV

                      Principal Office and Resident Agent

      The post office address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation is The Corporation Trust Incorporated, a Maryland corporation, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE V

                                 Capital Stock

      Section 1. Authorized Shares. The aggregate number of all classes of shares of capital stock that the Corporation is authorized to issue is twenty billion (20,000,000,000) shares of common stock ("Shares") of par value of $.001 each, having an aggregate par value of $20,000,000. (Such classes together with any further class or classes of Shares from time to time created by the Board of Directors being herein referred to individually as a "Class" and collectively as "Classes").

Class                                                            Number of Shares
-----                                                            ----------------
Asset Allocation Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

California Tax-Free Bond Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

California Tax-Free Money Market
  Series                                                          3,000,000,000

Dividend Income Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

Growth and Income Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

Lehman Brothers Government/Corporate
  Bond Index Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

Money Market Series
     Class A                                                      1,000,000,000
     Institutional Class                                          1,000,000,000



Morgan Stanley Capital International
  Europe, Australia, Far East (EAFE)
  Index Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

Municipal Income Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

National Tax-Free Institutional Money
  Market Series                                                   3,000,000,000

Overland Sweep Series                                             3,000,000,000

Russell 2000 Index Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

Short-Intermediate U.S. Government
  Income Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

Short-Term Government-Corporate
  Income Series                                                     300,000,000

Short-Term Municipal Income Series                                  300,000,000

Short-Term U.S. Government
  Portfolio Series                                                  500,000,000

Salomon Brothers World Government
  Bond Index Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

Strategic Growth Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

S&P 500 Index Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

U.S. Dollar Strategic Opportunities
  Series                                                            100,000,000

U.S. Government Income Series
     Class A                                                        100,000,000
     Class D                                                        100,000,000

U.S. Treasury Money Market Series
     Class A                                                      1,000,000,000
     Institutional Class                                          1,000,000,000


Variable Rate Government Series
     Class A                                                        500,000,000
     Class D                                                        500,000,000

1-3 Year Duration Government Income
  Series                                                            300,000,000

Unclassified                                                      1,900,000,000
                                                                 --------------
TOTAL                                                            20,000,000,000


The Board of Directors of the Corporation is authorized, to the extent permitted by the laws of the State of Maryland, the Investment Company Act of 1940 and any other applicable law, from time to time to classify or to reclassify, as the case may be, any unissued Shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued Shares.

      Section 2. Preferences, Conversion and Other Rights of Classes. A description of the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all Classes of Shares is as follows, unless otherwise set forth in Articles Supplementary filed with the Maryland State Department of Assessments and Taxation describing any further Class or Classes from time to time created by the Board of Directors:

            (a) Assets Belonging to Class. A11 consideration received by the Corporation for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or - liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Class as provided in the following sentence, are herein referred to as "assets belonging to" that Class. In the event there are any assets, income, earnings, profits or proceeds thereof, funds or payments that are not readily identifiable as belonging to any particular Class (collectively "General Items"), the Board of Directors shall allocate such General Items to and among any one or more of the Classes created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

            (b) Liabilities Belonging to Class. The assets belonging to each particular Class shall be charged with the liabilities of the Corporation in respect of that Class and with all expenses, costs, charges and reserves attributable to that Class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Items (as hereinafter defined) allocated to that Class as provided in the following sentence, so charged to that Class are herein referred to as "liabilities belonging to" that Class. In the event there are any general liabilities, expenses, costs, charges or reserves of the Corporation that are not readily identifiable as belonging to any particular Class (collectively "General Items"), the Board of Directors shall allocate and charge such General Items to and among any one or more of the Classes created from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable: and any General Items so allocated and charged to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

            (c) Dividends. Dividends and distributions on Shares of a particular Class may he paid to the holders of Shares of that Class at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that Class, after providing for actual and accrued liabilities belonging to that Class, as the Board of Directors may determine.

            (d) Liquidation. In the event of the liquidation or dissolution of the Corporation (or one or more Classes in the event of a partial liquidation of the Corporation), the stockholders of each Class that has been created (or each Class that is being liquidated or dissolved) shall be entitled to receive, as a Class, when and as declared by the Board of Directors, the excess of the assets belonging to that Class over the liabilities belonging to that Class. The assets so distributable to the stockholders of any particular Class shall be distributed among such stockholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Corporation.

            (e) Voting. On each matter submitted to vote of the stockholders, each holder of a Share shall be entitled to one vote for each such Share standing in his name on the books of the Corporation irrespective of the Class thereof and all Shares of all Classes shall vote as a single class ("Single Class Voting"); provided, however, that

                  (i) as to any matter with respect to which a separate vote of any Class is required by the Investment Company Act of 1940 or would be required under the Maryland General Corporation Law, such requirements as to a separate vote by that Class shall apply in lieu of Single Class Voting as described above;

                  (ii) in the event that the separate vote requirements
            referred to in (i) above apply with respect to one or more Classes, then, subject to (iii) below, the Shares of all other Classes shall vote as a single class: and

                  (iii) as to any matter that does not affect the interest of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

            (f) Equality. All Shares of each particular Class shall represent an equal proportionate interest in the assets belonging to that Class (subject to the liabilities belonging to that Class), and each Share of any particular Class shall be equal to each other Share of that Class, but the provisions of this sentence shall not restrict any distinctions permissible pursuant to subsection (c) of this Section 2 of this Article or otherwise under these Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash or Shares of the same Class or that may otherwise exist with respect to dividends and distributions on Shares of the same Class.

      Section 3. Fractional Shares. Any fractional Share of the Corporation shall carry proportionately all the rights of a whole Share of the same Class, excepting any right to receive a certificate evidencing such fractional Share, but including, without limitation, the right to vote and the right to receive dividends.

      Section 4. Quorum; Adjournment; Majority Vote. The presence in person or by proxy of the holders of one-third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of Shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the shareholders, the holders of a majority of the Shares of all Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Classes or of the affected Class or Classes, as the case may be, which may be required by the laws of the State of Maryland, the Investment Company Act of 1940 or any other applicable law, these Articles of Incorporation, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters that may properly come before the meeting, if there shall he present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such-other matter or matters. Notwithstanding any provision of laws of the State of Maryland requiring any action to be taken or authorized by the holders of a greater proportion than a majority of the Shares of all Classes or of the Shares of a particular Class or Classes, as the case may be, entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the Shares of all Classes or of such Class or Classes, as the case may be, outstanding and entitled to vote thereon.

      Section 5. No Preemptive Rights. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation that the Corporation may issue or sell (whether consisting of shares of capital stock authorized by these Articles of Incorporation, or shares of capital stock of the Corporation accrued by it after the issue thereof, or other shares) other than any right that the Board of Directors of the Corporation, in its discretion, may determine.

      Section 6.  Redemptions and Repurchases.

            (a) Circumstances Under Which Shares May Re Redeemed or Repurchased. The Corporation shall under some circumstances redeem, and may under other circumstances repurchase or redeem, Shares as follows:

                  (i) Obligation of the Corporation to Redeem Shares. Each holder of Shares of any Class shall be entitled at his option to require the Corporation to redeem all or any part of the Shares of that Class owned by such holder, upon request to the Corporation or its designated agent, accompanied by surrender of the certificate or certificates for such Shares, or any such other evidence of ownership as shall be specified by the Board of Directors, for the proportionate interest per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the net asset value per Share of that Class determined as provided in
            Section 7 hereof), subject to and in accordance with the provisions of paragraph (b) of this Section 6. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem such capital stock:

                        (A) for any period (I) during which the New York Stock
                  Exchange is closed other than customary week-end and holiday closings or (II) during which trading on the New York Stock Exchange is restricted;

                        (B) for any period during which any emergency, as
                  defined by rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (I) disposal by the Corporation of securities owned by it is not reasonably practicable or (II) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

                        (C) for such other periods as the Securities and
                  Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

                  (ii) Right of the Corporation to Redeem Shares.  In addition the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any Class, for the proportionate interest per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the net asset value per Share of that Class determined as provided in Section 7 hereof), subject to and in accordance with the provisions of paragraph (b) of this Section 6, upon the sending of written or telegraphic notice of redemption to each stockholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable.

                  (iii) Right of the Corporation to Repurchase Shares. In addition the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase Shares of any Class, either directly or through an agent, subject to and in accordance with the provisions of paragraph (b) of this
            Section 6. The price to be paid by the Corporation upon any such repurchase shall be determined, in the discretion of the Board of Directors, in accordance with any applicable provision of the laws of the State of Maryland and the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

            (b) Procedure for Redemptions and Repurchases. The following provisions shall be applicable with respect to redemptions and repurchases of Shares of any Class pursuant to paragraph (a) of this
      Section 6:

                  (i) The time as of which the net asset value per Share of a particular Class applicable to any redemption pursuant to subparagraph (a)(i) or (a)(ii) of this Section 6 shall be computed, shall be such time as may be determined by or pursuant to the direction of the Board of Directors (which time may differ from Class to Class).

                   (ii) Certificates for Shares of any Class to be redeemed or repurchased shall be surrendered in proper form for transfer, together with such proof of the authenticates of signatures as may be required by resolution of the Board of Directors.

                   (iii) Payment of the redemption or repurchase price by the Corporation or its designated agent shall be made within seven days after the time used for determination of redemption or repurchase price, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates for the Shares of the particular Class so redeemed or repurchased or such other evidence of ownership as shall be specified by the Board of Directors. Any payment may be made in whole or in part in securities or other assets of the Corporation belonging to that Class if, as the result of the happening of any event at any time prior to actual payment that makes the liquidation of securities in orderly fashion impractical or impossible, the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of that Class. In making any such payment in whole or in part in securities or other assets of the Corporation belonging to that Class, the Corporation shall, as nearly as may be practicable, deliver securities or other assets of a "gross value" (determined in the manner provided in Section 7 hereof) representing the same proportionate interest in the securities and other assets of the Corporation belonging to that Class as is represented by the Shares of that Class so to be paid for.

                   (iv) The right of the holder of Shares of any Class redeemed or repurchased by the Corporation to receive dividends thereon as provided in this Article V and all other rights of such holder with respect to such shares shall forthwith cease and terminate at the time as of which the redemption or repurchase price of such Shares has been determined (except the right of such holder to receive (a) the redemption or repurchase price of such Shares from the Corporation or its designated agent, in cash and/or in securities or other assets of the Corporation belonging to that Class, and (b) any dividend or distribution to which such holder had previously become entitled as the record holder of such Shares on the record date for such dividend, and, with respect to Shares otherwise entitled to vote, except the right of such holder to vote at a meeting of stockholders such Shares owned of record by him on the record date for such meeting).

      Section 7.  Determination of Net Asset Value.

            (a) For purposes of Article III and this Article V, the net asset value per share of any Class shall be determined pursuant to the direction of the Board of Directors and in accordance with the provisions of this Section 7. Such net asset value per Share of a particular Class on any day shall be computed as follows:

                  (i) The net asset value per share of that Class shall be the quotient obtained by dividing the "net value of the assets" of the Corporation belonging to that Class by the total number of Shares of that Class at the time deemed to be outstanding (including Shares sold whether or not paid for and issued and excluding Shares redeemed or repurchased on the basis of previously determined values, whether or not paid for, received and held in treasury).

                  (ii) The "net value of the assets" of the Corporation
            belonging to a particular Class shall be the "gross value" of the assets belonging to that Class after deducting the amount of all expenses incurred and accrued and unpaid belonging to that Class, such reserves belonging to that Class as may be set up to cover taxes and any other liabilities, and such other deductions belonging to that Class as in the opinion of the officers of the Corporation are in accordance with accepted accounting practice.

                  (iii) The "gross value" of the assets belonging to a
            particular Class shall be the amount of all cash and receivables and the market value of all Securities and other assets held by the Corporation and belonging to that Class at the time as of which the determination is made. Securities held shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

            (b) The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable and are consistent' with the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder.

      Section 8. All Shares Subject to Articles of Incorporation. All persons who shall acquire Shares shall acquire the same subject to the provisions of these Articles of Incorporation.

                                   ARTICLE VI

                                   Directors


     Section 1. Board of Directors. The number of Directors of the Corporation shall initially be eight. The names of the current Directors who shall hold office until their successors are elected and qualify are:





      Jack S. Euphrat                          W. Rodney Hughes
      R. Greg Feltus                           Robert M. Joses
      Thomas S. Goho                           J. Tucker Morse
      Zoe Ann Hines




      Section 2. Number of Directors. The number of Directors in office may be changed from time to time in the manner specified in the By-Laws of the Corporation, but this number shall never be less than three.

      Section 3. Certain Powers of Board of Directors. In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation
(a) is expressly authorized to adopt, alter, or repeal the By-Laws of the Corporation, (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholders shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, and (c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of capital stock of the Corporation whether now or hereafter authorized.

      Section 4. Indemnification. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no person who is or was a director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to any person who is or was a director or officer under this provision with respect to any act or omission which occurred prior to such amendment or repeal. The rights of indemnification under this provision shall neither be exclusive of, nor be deemed in limitation of, any right to which any person may otherwise be entitled or permitted by contract or otherwise. This
Section 4 shall not protect any person who is or was a director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                  ARTICLE VII

                                   Amendments

      The Corporation reserves the right to take any lawful action and to make any amendment of these Articles of Incorporation, including the right to make any amendment that changes the terms of any Shares of any Class now or hereafter authorized by classification, reclassification, or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation or belonging to any Class or Classes as an entirety, or substantially as an entirety, with or without its good will and franchise, if a majority of all the Shares of all Classes or of the affected Class or Classes, as the case may be, at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment, or consent thereto in writing as permitted by the Maryland General Corporation Law, and reserves the right to make any amendment of these Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law. The terms "Articles of Incorporation" and "these Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended or restated.


      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 22 day of November, 1995.


WITNESS:                                          OVERLAND EXPRESS FUNDS, INC.




/s/ RICHARD H. BLANK, JR.                        By: /s/ R. GREG FELTUS
--------------------------------                     -------------------------
Richard H. Blank, Jr., Secretary                     R. Greg Feltus, President



            THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation Restated Articles of Incorporation, hereby acknowledges in the name and on behalf of said Corporation the foregoing Restated Articles of Incorporation to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                                /s/ R. GREG FELTUS
                                                ------------------------------
                                                R. Greg Feltus, President